SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
___________

FORM 8-K
___________

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): JULY 21, 2009

ARTCRAFT V, INC.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

DELAWARE	000-50818	26-0744863
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(COMMISSION FILE NO.)	(IRS EMPLOYEE IDENTIFICATION NO.)

Room 1131, XianKeJiDian Building
BaGuaSi Road Futian District
Shenzhen City, China 518029
 (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

(011)-86775 23990959
(ISSUER TELEPHONE NUMBER)

 (FORMER NAME AND ADDRESS)
_____________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant’s Certifying Accountant

On July 20, 2009, Kabani & Company, Inc. (“Kabani”) resigned as the independent auditor for Artcraft V, Inc. (the “Company”).  Kabani report on the Company’s financial statements for the years ended December 31, 2008 and 2007 did not contain an adverse opinion or disclaimer of opinion except that the audit reports for the fiscal years ended December 31, 2007 and 2008, contained an explanatory paragraph expressing substantial doubt about our ability to continue as a going concern. During the Company’s recent fiscal year and through the date of Kabani resignation, there were no disagreements with Kabani & Company, Inc. on any matter of accounting principles or practices, financial statement disclosure, auditing scope or procedures, which disagreements if not resolved to the satisfaction of Kabani & Company, Inc. would have caused them to make reference thereto in their reports on the financial statements. The board of directors of the Company approved the resignation of Kabani & Company, Inc. as the Company’s independent accountants.

As of the date of this Current Report, the Company has provided Kabani with a copy of the disclosures it is making in response to this Item 4.01. The Company has requested that Kabani furnish, and Kabani has furnished, a letter addressed to the SEC stating whether it agrees with the statements made by the Company in response to this Item 4.01 of this Current Report and, if not, stating the respects in which it does not agree (the “Kabani Letter”). A copy of the Kabani Letter is filed as Exhibit 16.1 to this Current Report.

On July 20, 2009, the Company engaged Sherb & Co., LLP (“Sherb”) as the Company’s independent accountant.

Item 9.01 Financial Statements and Exhibits

Exhibit      Letter on Change in Certifying Accountant

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

ARTCRAFTV,INC.

Date: July 21, 2009	By:	/s/ Li Te Xiao
Li Te Xiao
President, Chief Executive Officer
Chief Financial Officer and Director